Exhibit 10.46

[Portions of this exhibit have been omitted because the information is both not material and would likely cause competitive harm to the registrant if publicly disclosed. The omissions have been indicated by bracketed asterisks (“[***]”).]

JOINT DEVELOPMENT AGREEMENT

This Agreement (“Agreement”) is by and between LINEARX, Inc., a Delaware corporation, having a place of business at 50 Health Sciences Drive, Stony Brook, New York 11790 (hereinafter “LINEARX”), TAKIS S.R.L. (“TAKIS”) and EVVIVAX S.R.L., (“EVVIVAX) both Italian limited liability companies, having a place of business at Via di Castel Romano 100, 00128 Roma, Italy, referred to individually as a “Party” and collectively as “the Parties.”

Recitals

WHEREAS, LINEARX is engaged in research, development and manufacture of PCR produced linear DNA technologies for use in DNA based therapeutics;

WHEREAS, TAKIS is engaged in the research and development of a DNA based targeted cancer vaccines and associated electroporation device for human therapeutic markets;

WHEREAS, EVVIVAX is a wholly owned subsidiary of TAKIS, and is engaged in the research and development of a DNA based targeted vaccines against Cancer and Infectious Diseases for veterinary therapeutic markets;

WHEREAS, the Parties wish to participate in a joint development of DNA based targeted cancer vaccine comprised of PCR produced linear DNA, derived from, or incorporating LINEARX’s PCR produced linear DNA technologies and TAKIS’ and EVVIVAX’ DNA based targeted cancer vaccines;

WHEREAS, the Parties are willing to grant to each other rights to their background intellectual property during the joint development program to permit them to conduct their research and development activities under this Agreement in accordance with the terms and conditions set forth herein; and

WHEREAS, the Parties desire to allocate ownership and license rights to the technology developed by, or acquired by either of them for, the joint development program on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article 1

Definitions

1.1 “LINEARX Background Intellectual Property” shall mean the Background Intellectual Property owned by LINEARX and as set forth in Exhibit B.

1.2 "LINEARX Field" means PCR (or other enzymatic process) produced nucleic acid constructs/vectors for use in nucleic acid based therapeutics.

1.3 “Affiliate” means, with respect to a Party, any corporation, firm, partnership, individual or other form of business organization which controls or is controlled by such Party, but only so long as such control exists. An entity or individual shall be regarded as in control of another corporation or other entity if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation, or in the absence of ownership of at least fifty percent (50%) of the voting stock of a corporation, if it possesses, directly or indirectly, the power to direct or cause the direction of the management of the corporation.

1.4 “Background Intellectual Property” means Intellectual Property controlled by a Party which is useful to permit the other Party to perform its obligations under this Agreement and: (a) was made, invented, developed, created, conceived, reduced to practice, or has a filing date before the Effective Date and is not Generated Intellectual Property; or (b) was acquired by a Party during the Term of this Agreement, other than by joint acquisition or ownership with the other Party and is not Generated Intellectual Property. Background Intellectual Property includes, with respect to each of the foregoing items, all rights in any patents or patent applications, copyrights, trade secret rights, and other Intellectual Property rights relating thereto. Background Intellectual Property includes each respective Party’s Background Intellectual Property listed in Exhibit B as it may be amended by the Parties from time to time.

1.5 “Confidential Information” means any business or technical information that is disclosed hereunder by one Party or any of its Affiliates (the disclosing Party) to the other Party or any of its Affiliates (the receiving Party). Confidential Information shall include any and all technical and business information, whether written, oral or graphic, that representatives of either Party may disclose or reveal to the other Party, including but not limited to financial plans and records, Information, marketing plans, business strategies and relationships with third parties, client lists, present and proposed products, trade secrets, information regarding customers and suppliers, founders, employees and affiliates, that the receiving Party has a reasonable basis to believe is confidential to the disclosing Party and is treated by the disclosing Party as confidential. Confidential Information shall also include the terms of this Agreement. Samples provided by one Party to the other are understood to be Confidential Information of the providing Party. Such Confidential Information shall not include information that:

a)	was known to the receiving Party prior to receipt from the disclosing Party, as documented in written records or publications that lawfully are in the possession of the receiving Party or known to the receiving Party prior to such receipt;

b)	was lawfully available to the trade or to the public prior to receipt from the disclosing Party;

c)	becomes lawfully available to the trade or to the public after receipt from the disclosing Party through no act or omission on the part of the receiving Party, its Affiliates or their directors, officers or employees;

d)	corresponds in substance to any information received in good faith by the receiving Party from any third party and which is not subject to confidentiality limitations; or

e)	is independently developed by an employee or agent of the receiving Party, without reference to information received from the disclosing Party subsequent to receipt of such information from the disclosing Party.

For all purposes of this Agreement, Confidential Information that is specific shall not be deemed to be within any of the specified exceptions merely because it is embraced by more general information in such exception. In addition, any combination of features shall not be deemed to be within any of the specified exceptions merely because individual features are in such exception, but only if the combination itself and its principle of operation are in such exception.

1.6 “Effective Date” means September 12, 2018.

1.7 “Generated Intellectual Property” means all Intellectual Property made, invented, developed, created, conceived, or reduced to practice after the Effective Date and as a result of the Joint Development Program.

1.8 "Intellectual Property" means all patentable and unpatentable inventions, works of authorship or expression, including computer programs, data collections and databases, trade secrets and Information.

1.9 “Information" means any and all ideas, concepts, data, know-how, discoveries, improvements, methods, techniques, technologies, systems, specifications, analyses, products, practices, processes, procedures, protocols, research, tests, trials, assays, controls, prototypes, formulas, descriptions, formulations, submissions, communications, skills, experience, knowledge, plans, objectives, algorithms, reports, results, conclusions, and other information and materials, irrespective of whether or not copyrightable or patentable and in any form or medium (tangible, intangible, oral, written, electronic, observational, or other) in which such Information may be communicated or subsist.

1.10 “Joint Development Program” means all activities performed by the Parties or their respective Affiliates under this Agreement and which are authorized by this Agreement.

1.11 “Joint Intellectual Property” means all Generated Intellectual Property that is jointly conceived by one or more employees, agents, partners or non-Party independent contractors of TAKIS and/or EVVIVAX and one or more employees, agents, partners or non-Party independent contractors of LINEARX. Joint Intellectual Property, however, shall not include any intellectual property for subject matter developed independently by any Party (whether before or after the Effective Date of this Agreement) and merely tested by the other pursuant to the Joint Development Program.

1.12 "Losses" means all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

1.13 “Project Plan” means the project plan(s) appended to this Agreement in Exhibit A and incorporated by reference.

1.14 “Raw Data” mean the primary quantitative and empirical data collected by a Party from projects, experiments or clinical trials conducted under the scope of this Agreement.

1.15 “Sole LINEARX Intellectual Property” means all Generated Intellectual Property that is solely conceived by employees, agents, partners or non-party independent contractors of LINEARX.

1.16 “Sole TAKIS Intellectual Property” means all Generated Intellectual Property that is solely conceived by employees, agents, partners or non-party independent contractors of TAKIS.

1.17 “Sole EVVIVAX Intellectual Property” means all Generated Intellectual Property that is solely conceived by employees, agents, partners or non-party independent contractors of EVVIVAX.

1.18 “TAKIS Background Intellectual Property” shall mean the Background Intellectual Property owned by TAKIS.

1.19 “EVVIVAX Background Intellectual Property” shall mean the Background Intellectual Property owned by EVVIVAX.

1.20 “TAKIS and EVVIVAX Field” means DNA based targeted cancer vaccines and electroporation systems and methodologies relating thereto.

1.21 “Term” shall have the meaning prescribed in Article 9.1 and shall include any Extension Terms as defined in Article 9.1.

Article 2

Joint Development Program

2.1 From time to time hereunder, the Parties may collaborate under the Joint Development Program on one or more projects. For each such project, the Parties will prepare a written Project Plan describing the particular project, the duties of each Party under the project, the anticipated deliverables and schedule for completion of such duties and deliverables. Unless expressly agreed otherwise in writing, all research and development materials provided by one Party to the other will be provided without charge. Each Project Plan must be signed by both Parties to be effective and shall thereafter be attached and integrated into this Agreement as a part of Exhibit A.

2.2 Each Party shall bear all of its own fees, expenses, and/or costs of any kind hereunder, including without limitation, all costs incurred by a Party in association with the activities outlined in Exhibit A.

2.3 Each Party shall designate at least one project manager for each project as well as at least one program manager to help oversee the entire Joint Development Program.

2.4 During the Term, each Party shall provide to the other Party reasonable access to its facilities, books, and records, and such other Information that the providing Party believes to be necessary or useful (i) to support the other Party's efforts to conduct its Joint Development Program activities or (ii) for the other party to exercise its rights or meet its obligations under this Agreement, and any other Information that the other party reasonably requests in support of the Joint Development Program. Notwithstanding the foregoing, neither Party is required to provide any books, records or Information that is/are not required or useful for the other Party to perform its obligations or exercise its rights under this Agreement.

2.5 Each Party shall disclose to the other Party all Generated Intellectual Property, including copies of all invention disclosures and other similar documents created in the normal course of its business that disclose any conception or reduction to practice of any Intellectual Property constituting Generated Intellectual Property. A party shall make all such disclosures to the other party at least thirty (30) days before any public disclosure of such Intellectual Property.

Article 3

Ownership of Intellectual Property

3.1 Subject to the licenses granted herein, LINEARX shall own all LINEARX Background Intellectual Property and Sole LINEARX Intellectual Property.

3.2 Subject to the licenses grated herein, TAKIS shall own all TAKIS Background Intellectual Property and Sole TAKIS Intellectual Property.

3.3 Subject to the licenses grated herein, EVVIVAX shall own all EVVIVAX Background Intellectual Property and Sole EVVIVAX Intellectual Property.

3.3 Subject to the licenses grated herein, LINEARX and TAKIS or LINEARX and EVVIVAX shall jointly own all Joint Intellectual Property.

3.4 For the avoidance of doubt, the parties agree that the results of the efforts by any Party under this Agreement shall not be considered “work for hire”, and that no Party acquires any rights to, or licenses to use, any such results except as expressly set forth in this Agreement.

Article 4

Intellectual Property Licensing

4.1 Background Intellectual Property

4.1.1 Subject to the terms and conditions of this Agreement, LINEARX, on behalf of itself and its Affiliates, hereby grants to TAKIS and EVVIVAX during the Term a fully paid up, non-exclusive, royalty-free, non-transferable, non-sublicensable license under the LINEARX Background Intellectual Property to perform its obligations as reasonable necessary under the Joint Development Program.

4.1.2 Subject to the terms and conditions of this Agreement, TAKIS and EVVIVAX, on behalf of themselves and their Affiliates, hereby grants to LINEARX during the Term a fully paid up, non-exclusive, royalty-free, non-transferable, non-sublicensable license under the TAKIS Background Intellectual Property to perform its obligations as reasonable necessary under the Joint Development Program.

4.1.3 Notwithstanding any other provision in this Agreement, under no circumstances shall a Party to this Agreement, as a result of this Agreement, have any right under or to the Background Intellectual Property of the other Party except for the limited activities and purposes permitted by the licenses granted by Article 4.1.1 and 4.1.2.

4.2 Generated Intellectual Property

4.2.1 LINEARX agrees to grant and does hereby grant to TAKIS and EVVIVAX the exclusive, worldwide, royalty-bearing right under Joint Intellectual Property and Sole LINEARX Intellectual Property to make, have made, make for others, use, sell, offer for sale, import, or otherwise commercially transfer products in the TAKIS and EVVIVAX Field. The Parties agree that if TAKIS and /or EVVIVAX abandon all development and/or commercial activities in the TAKIS and EVVIVAX Field for a period of more than one (1) year, the exclusive license granted to TAKIS and EVVIVAX in this Section 4.2.1 shall revert to LINEARX.

4.2.2 TAKIS and EVVIVAX agree to grant and do hereby grant to LINEARX the exclusive, worldwide, royalty-bearing right under Joint Intellectual Property and Sole TAKIS and Sole EVVIVAX Intellectual Property to make, have made, make for others, use, sell, offer for sale, import, or otherwise commercially transfer products in the LINEARX Field.

4.2.3 The Parties agree that the royalty bearing nature of the licenses granted in Articles 4.2.1 and 4.2.2 are a conditions precedent to effectiveness of the commercial licenses granted under Articles 4.2.1 and 4.2.2. The Parties shall negotiate the structure and financial terms (e.g. up-front payments, royalties, license maintenance fees, milestone payments and/or other consideration) of the licenses granted in Articles 4.2.1 and 4.2.2 through arm’s length good faith negotiations. Any disagreement during the negotiation of the royalty bearing nature of licenses granted by Articles 4.2.1 and 4.2.2 will, if possible, be resolved by the good faith attempts of the Parties under Article 12.

4.2.4 Except as provided in Articles 4.2.1 and 4.2.2 above, each Party shall have the right to operate under Joint Intellectual Property and grant nonexclusive licenses to third parties as they may desire without accounting to the other Party.

Article 5

Patent Filing and Prosecution

5.1 LINEARX shall have the sole discretion to file, prosecute, issue, and maintain patent applications and patents, throughout the world, claiming LINEARX Background Intellectual Property or Sole LINEARX Intellectual Property. TAKIS and EVVIVAX shall have the sole discretion to file, prosecute, issue, and maintain patent applications and patents, throughout the world, claiming TAKIS and EVVIVAX Background Intellectual Property or Sole TAKIS and EVVIVAX Intellectual Property.

5.2 LINEARX and TAKIS and/or EVVIVAX may jointly file any applications for patents on inventions that are Joint Intellectual Property. The applications shall be prepared and prosecuted by a mutually acceptable patent attorney with the expenses of preparation, prosecution and maintenance to be shared equally between the Parties. If one Party elects not to pursue a patent application on an invention which is Joint Intellectual Property, that Party shall assign its rights to the patent or patent application, as the case may be, to the other Party who wishes to pursue such patent or patent application at its sole expense. LINEARX and TAKIS and/or EVVIVAX shall cooperate in prosecuting any applications for patent(s) on inventions that are Joint Intellectual Property. Such cooperation will continue even if a Party elects not to pursue an application for patent in Joint Intellectual Property and assigns its rights to the invention to the other Party who pursues such application at its sole expense.

5.3 At least thirty (30) days prior to a Party filing any patent application claiming Generated Intellectual Property, the Party desiring to file such an application shall provide the other Party with a copy of the proposed application. The Party receiving the copy of the proposed application shall then have thirty (30) days to notify the Party desiring to file as to whether it believes that any of its Confidential Information is disclosed or if the invention is its own sole intellectual property or Joint Intellectual Property. If the application contains any of the other Party’s Confidential Information, then the Party desiring to file the patent application shall either:

(a)  delete such Confidential Information from the application prior to filing, or

(b)  where disclosure of such Confidential Information in the patent application is necessary to comply with the statuary requirements of any country in which the application will be filed, not file such application without the prior written permission of the Party owning such Confidential Information.

5.4 In the event a Party is unable to provide a copy of a proposed patent application at least thirty (30) days prior to filing the application pursuant to Article 5.3 due to reasonable business circumstances, the Party desiring to file such application shall file a provisional patent application in order to preserve patent rights in the subject matter of such application and shall provide the other Party with a copy of the provisional application within ten (10) days after filing the provisional application with the United States Patent Office or other international filing office. The Party receiving the copy of the provisional patent application shall then have thirty (30) days to notify the Party that filed the provisional application whether it believes that any of its Confidential Information is disclosed or if the invention is its own sole intellectual property or Joint Intellectual Property. If the application contains any of the other Party’s Confidential Information, then the Party who filed the provisional application shall either:

(a)  delete such Confidential Information from the provisional application prior to filing any patent application claiming priority to the provisional application, including a nonprovisional patent application or other patent application under the Patent Cooperation Treaty or any foreign country laws, or

(b)  where disclosure of such Confidential Information in the patent application is necessary to comply with the statuary requirements of any country in which the application will be filed, not file any patent application that claims priority to the provisional application, including a nonprovisional patent application or other patent application under the Patent Cooperation Treaty or any foreign country laws, without the prior written permission of the Party owning such Confidential Information.

5.5 If there is a dispute between the Parties as to whether any Generated Intellectual Property is a sole or joint invention of the Parties, the dispute shall be resolved using the inventorship laws of the United States. Disputes involving inventorship or whether a Party’s Confidential Information is or should be disclosed in a patent application will, if possible, be resolved by the good faith attempts of the Parties under Article 12.

ARTICLE 6

ENFORCEMENT OF GENERATED INTELLECTUAL PROPERTY

6.1 A Party receiving notice of an alleged infringement of any Joint Intellectual Property or is a party to a declaratory judgment action alleging the invalidity or non-infringement of any Joint Intellectual Property, shall promptly, but no less than fifteen (15) days after receiving such notice, provide written notice to the other Party of the alleged infringement or declaratory judgment action, as applicable. The Parties shall jointly determine the Parties' response and course of action, including the commencement of any suit or other proceeding to enjoin, prohibit, or otherwise secure the cessation of such infringement or other action. Subject to Article 6.2, if the Parties decide to proceed with any such suit or other proceeding, the Parties shall:

(a)	jointly select litigation counsel to prosecute the suit to maximize revenue from and create the best market environment for the Joint Intellectual Property;

(b)	jointly select the forum for the suit and each join the suit as a party to perfect or maintain jurisdiction to continue the suit in such forum;

(c)	cooperate with each other, including giving testimony and producing documents lawfully requested in the course of the suit or other proceeding and cause its representatives to cooperate with the other party;

(d)	share equally all out-of-pocket costs and expenses, including reasonable attorneys' and experts' fees, incurred in commencing and maintaining such suit; and

(e)	each have the right to receive payment of fifty percent (50%) of the balance of any settlement amount, damages, or other monetary awards recovered in connection with the suit or proceeding that remains after reimbursement of their respective actual out-of-pocket costs and expenses paid pursuant to Article, provided that, if the settlement or damage award amount does not fully reimburse the parties' aggregate out-of-pocket litigation costs and expenses, the settlement or damage award amount shall be shared equally by the Parties.

6.2 If one of the Parties elects not to proceed with a suit or other proceeding as recommended by the other Party, the other Party may, but is not obligated to, commence and maintain such suit or other proceeding at its own cost and expense. If that Party elects to proceed with the suit or other proceeding, the Party electing to proceed shall have the exclusive right to:

(a)	select and retain litigation counsel of its choosing, with the advice and consent of the party that has elected not to so proceed, which consent shall not be unreasonably withheld or delayed; and

(b)	direct and control such suit or other proceeding and receive and retain all settlement amounts, damages, and other monetary awards recovered in connection with it.

6.3 If the other Party is required under applicable law to join any such suit or other proceeding to enforce any ownership or other rights in, or defend the validity of, any Joint Intellectual Property, or if the failure of such other party to be a party to such suit or proceeding would, in the opinion of counsel of the prosecuting or defending party, risk dismissal thereof, the other Party shall execute all papers and perform such other acts as may be reasonably required to permit the suit or other proceeding to be brought and conducted (including initiating a suit or proceeding before a court or tribunal at the prosecuting or defending party's request or permitting the prosecuting or defending party to initiate or maintain such suit or proceeding in the name of itself and the other party). If the other Party is required to be joined as a party as described in this Article 6.3, upon the request of the prosecuting or defending party, the other Party shall and hereby does unconditionally and irrevocably waive any objection to such joinder on any grounds, including on grounds of personal jurisdiction, venue, or forum non conveniens. The Party joined to such suit or proceeding may, at its election and on written notice to the other Party, be represented by counsel for the prosecuting or defending party at such prosecuting or defending party's cost and expense or be represented by counsel of its choice at its own cost and expense.

6.4 A Party initiating or defending any suit or proceeding pursuant to Article 6.2 shall have the exclusive right, in its sole discretion, to settle and compromise such suit or proceeding, whether by settlement or other voluntary final disposition, without the prior written approval of the other party, provided that the terms of such resolution do not:

(a)	enjoin any future action by the other Party or any of its Affiliates, licensees, sublicensees, or customers (including the other Party, “Affected Persons”)

(b)	derogate from or diminish any of the other party's rights or licenses under this Agreement;

(c)	require any of the Affected Persons to make any payment;

(d)	fail to grant the other Party a release of all claims in the suit or proceeding;

(e)	require the admission or concession that any claim or aspect of any Joint Intellectual Property is invalid or unenforceable, or require any waiver or disclaimer of any rights with respect to such claim or patent; or

(f)	otherwise have a material adverse effect upon any of the Affected Persons, any of their assets, or any objectives or subject matter of this Agreement.

Article 7

Warranties and Representations

7.1 Each of LINEARX, TAKIS and EVVIVAX, respectively, warrant that it has no agreements with any third party or commitments or obligations that materially conflict with its obligations under this Agreement. During the Term of this Agreement, neither Party will enter into any agreement, commitment or obligation that materially conflicts with its obligations under this Agreement.

7.2 Each of LINEARX, TAKIS and EVVIVAX, respectively, warrant that it has or will obtain from its employees, agents and consultants who perform work in accordance with the Joint Development Program a valid and sufficient written agreement vesting ownership of all their discoveries, improvements, inventions and ideas in LINEARX or TAKIS or EVVIVAX, respectively.

7.3 The Parties will use reasonable efforts to satisfy their respective duties and provide the deliverables for each effective project; provided, however, that neither Party represents or warrants that it will be able successfully to complete its assigned duties or deliverables.

Article 8

Confidentiality

8.1 The Parties signed a Mutual Confidential Disclosure Agreement dated June 28, 2018 (hereinafter “Mutual Confidential Disclosure Agreement”). The terms of this Agreement shall govern any Confidential Information disclosed pursuant to this Agreement. With respect to any other information exchanged between the Parties, the Mutual Confidential Disclosure Agreement, or any such other agreement the Parties may enter into from time to time, governs confidential treatment of such information.

8.2 LINEARX, TAKIS and EVVIVAX each agree to maintain the other Party’s Confidential Information in confidence and not disclose the other Party’s Confidential Information to any of its employees whose work does not require such disclosure or to any third party without the prior written approval of the other Party, except as is expressly contemplated by this Agreement (including all Exhibits) or any subsequent Agreement relating to the Joint Development Program or with respect to disclosures which are inherent in any products developed as a result of the Joint Development Program. LINEARX, TAKIS and EVVIVAX each agree not to use any of the other Party’s Confidential Information except to perform the tasks assigned to it with respect to the Joint Development Program, except as expressly authorized in a written consent from the owner of such Confidential Information. Any disclosure to a third party shall be made pursuant to a written agreement between the third party and the owner of the Confidential Information, in which the third party acknowledges obligations of confidentiality and use consistent with those in this Agreement and the Mutual Confidential Disclosure Agreement. The foregoing obligations shall remain in force for five (5) years following termination or expiration of this Agreement.

8.3 Any provision of this Agreement to the contrary notwithstanding, LINEARX, TAKIS and EVVIVAX are entitled to disclose Confidential Information to the extent reasonably necessary for the purposes of this Agreement, to their respective Affiliates, on condition that such entities agree in a written agreement between the Affiliate and the owner of the Confidential Information to be bound by this Agreement with respect to nondisclosure and non-use of such Confidential Information. LINEARX , TAKIS and EVVIVAX warrant the compliance of their employees and Affiliates with the terms of this Agreement.

8.4 The Parties acknowledge that the relationship created by this Agreement and the existence and terms of this Agreement are confidential and that written approval will be obtained from the other Party if a Party wishes to make any disclosure relating to the existence of the relationship between the Parties and the existence and terms of this Agreement.

8.5 Neither Party will, without the prior written consent of the other Party:

(a) use in advertising, publicity, or otherwise in connection with products developed in accordance with this Agreement, any trade name, logo, trademark, trade device, service mark, or symbol owned by the other Party; or

(b) represent, either directly or indirectly, that any product or service of the other Party is a product or service of the representing Party, or vice versa.

8.6 If a Party is disclosing any Confidential Information because it is required to do so to comply with a statute, ordinance or regulation or compulsory legal process, including, without limitation, its reporting requirements under the Securities Exchange Act of 1934, as amended, such Party intending to make such disclosure shall give the other Party at least five business days’ prior notice in writing of the text of the intended disclosure, unless such statute, ordinance, regulation or compulsory legal process would require earlier disclosure, in which event the notice shall be provided as early as practicable. A Party that determines it is required to file this Agreement with the Securities and Exchange Commission or any other governmental authority, shall request confidential treatment with respect to the terms of this Agreement, shall consult in good faith with the other Parties regarding such confidential treatment and shall use commercially reasonable efforts to have redacted from any publicly available version such provisions as the Parties may agree from any copies filed pursuant to such statute, ordinance, regulation or compulsory legal process.

8.7 If disclosure of Confidential Information is being made in response to a valid order of a court of competent jurisdiction or other competent authority, the disclosing Party shall give the other Party a reasonable opportunity to quash any such order or obtain a protective or, if disclosed, be used only for the purpose for which the order was issued; and provided further that if such order is not quashed or a protective order is not obtained, such information disclosed in response to the order of a court or other competent authority shall be limited to that information that is legally required to be disclosed in response to such order.

8.8 Upon termination of the Joint Development Program, and except as is required to practice any licenses granted under this Agreement, both LINEARX and its Affiliates and TAKIS, EVVIVAX and their Affiliates agree to return all Confidential Information (including tangible products or materials) received by that Party from the other Party, at the request of the other Party; provided, however, that the receiving Party may retain one (1) secure archival copy of any Confidential Information received in writing from another Party for record purposes to determine its on-going confidentiality obligations under this Agreement.

8.9 Each Party shall have the sole discretion to decide whether and to what extent, if any, to share its Confidential Information with the other Party. Neither Party shall have any express or implied obligation to share any of its Confidential Information or Background Intellectual Property with the other Party unless expressly provided herein.

Article 9

Term and Termination

9.1 The Joint Development Program shall commence on the Effective Date and, unless earlier terminated in accordance with the terms of this Agreement, will continue until two (2) years from the Effective Date (the “Term”). However, this Agreement may be extended for additional one (1) year period(s) by written consent of both Parties (each an “Extension Term”). Notwithstanding the previous sentence, the obligations and rights that accrued under Articles 3, 4, 6, 8, 9, 10, 11, 13, 14 and 15 shall survive the termination or expiration of this Agreement.

9.2 This Agreement may be terminated by any Party in the event of a material breach by the other Party of the terms of this Agreement, provided that the terminating Party first gives the defaulting Party written notice of termination, specifying the grounds therefor, and the defaulting Party has had thirty (30) days after such notice is given to cure the breach. If not so cured, this Agreement shall terminate at the expiration of such thirty (30) days.

9.3 Any Party may terminate this Agreement without cause upon ninety (90) days written notice to the other Party.

Article 10

Disclaimers

10.1 NEITHER LINEARX NOR TAKIS NOR EVVIVAX SHALL UNDER ANY CIRCUMSTANCES BE LIABLE TO EACH OTHER OR THEIR RESPECTIVE AFFILIATES FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PRODUCTION TIME, PROFITS, REVENUE, OR BUSINESS) RESULTING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, OR THE TERMINATION OF THIS AGREEMENT, OR ARISING OUT OF OR ALLEGED TO HAVE ARISEN OUT OF (I) BREACH OF THIS AGREEMENT, (II) THE FAILURE BY ANY PARTY TO DEVELOP ANY PRODUCTS OR PROCESSES IN ACCORDANCE WITH THE JOINT DEVELOPMENT PROGRAM, (III) THE FAILURE BY ANY PARTY TO DEVOTE THE RESOURCES SPECIFIED IN A PROJECT PLAN, (IV) THE FAILURE BY ANY PARTY TO COMPLY WITH THE EXPRESS CONDITIONS SPECIFIED IN THE JOINT DEVELOPMENT PROGRAM, OR (V) ANY EVENT RELATED TO THE CONDUCT OF THE JOINT DEVELOPMENT PROGRAM. THIS LIMITATION APPLIES REGARDLESS OF WHETHER SUCH DAMAGES ARE SOUGHT BASED ON BREACH OF CONTRACT, NEGLIGENCE, OR ANY OTHER LEGAL THEORY.

10.2 EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR THE EXHIBITS TO THIS AGREEMENT, LINEARX EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY LINEARX BACKGROUND INTELLECTUAL PROPERTY, INFORMATION OR KNOW-HOW, AND HEREBY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

10.3 EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR THE EXHIBITS TO THIS AGREEMENT, TAKIS EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY TAKIS BACKGROUND INTELLECTUAL PROPERTY, INFORMATION OR KNOW-HOW, AND HEREBY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

10.4 EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR THE EXHIBITS TO THIS AGREEMENT, EVVIVAX EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY EVVIVAX BACKGROUND INTELLECTUAL PROPERTY, INFORMATION OR KNOW-HOW, AND HEREBY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

10.5 EACH PARTY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING OUT OF ITS PERFORMANCE OR ATTEMPTED DEVELOPMENT PURSUANT TO THIS AGREEMENT.

10.5 Neither Party warrants nor represents that any product, apparatus or process conceived, developed or used in accordance with the Joint Development Program does not infringe any intellectual property rights of any third party. Each Party will, however, notify the other Party promptly if a Party has a reasonable basis for believing that any such product or process would infringe any intellectual property right of a third party.

Article 11

Indemnification

11.1 Each Party shall indemnify, defend, and hold harmless the other Party and its officers, directors, employees, agents, successors, and assigns against all Losses arising out of or resulting from any third party claim, suit, action, or proceeding related to or arising out of or resulting from (a) the other Party's breach of any representation, warranty, covenant, or obligation under this Agreement; or (b) use by a Party of the other party's Background Intellectual Property in connection with any activities performed pursuant to the Joint Development Program (each an "Action").

11.2 The indemnitee shall promptly notify indemnitor in writing of any Action and cooperate with the indemnitee at the indemnitor's sole cost and expense. The indemnitor shall immediately take control of the defense and investigation of the Action and shall employ counsel reasonably acceptable to the indemnitee to handle and defend the Action, at the indemnitor's sole cost and expense. The indemnitor shall not settle any Action in a manner that adversely affects the indemnitee's rights without the indemnitee's prior written consent, which shall not be unreasonably withheld or delayed. The indemnitee's failure to perform any obligations under this Article 11.2 shall not relieve the indemnitor of its obligation under this Article 11.2 except to the extent that the indemnitor can demonstrate that it has been materially prejudiced as a result of the failure. The indemnitee may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing.

Article 12

Dispute Resolution

12.1 The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than persons with direct responsibilities for administration of this Agreement. A Party may give the other Party written notice of any dispute not resolved in the normal course of business. Within fifteen (15) days after delivery of the notice, the receiving Party shall submit to the other a written response. The notice and the response shall include (i) a statement of such Party’s position and a summary of arguments supporting the position, and (ii) the name and title of the executive who will represent the Party and any other person who will accompany the executive. Within thirty (30) days after delivery of the disputing Party’s notice, the executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one Party to the other will be honored.

12.2 If the matter has not been resolved within sixty (60) days after the disputing Party’s initial notice, or if the Parties fail to meet within thirty (30) days of such notice, a Party may initiate mediation of the controversy or claims as provided below in Article 12.3.

12.3 If the dispute has not been resolved by negotiation as provided above, the Parties shall endeavor to settle the dispute by mediation under the then current Rules of the American Arbitration Association. The neutral third party mediator will be selected by the Parties, unless the Parties agree otherwise. The Parties shall each pay one half of any fees and expenses payable to the third party mediator. Mediation shall be venued in New York City, New York and conducted in the English Language.

12.4 All negotiations pursuant to this Article are confidential and shall be treated as compromise and settlement negotiations for purposes of the United States Federal Rules of Evidence and state rules of evidence.

12.5 If the Parties fail to resolve the dispute through mediation within forty-five (45) days of the request for mediation, then a Party may pursue its remedies in the United States Federal District Court for the District of the Southern District of New York.

12.6 Notwithstanding the provisions of this Article 12, the Parties shall not be required to attempt to negotiate or mediate the dispute if it relates to a breach of the provisions of Article 8 (Confidentiality).

ARTICLE 13

BANKRUPTCY

13.1 All rights and licenses granted by one Party to the other Party under this Agreement are and shall be deemed to be rights and licenses to "intellectual property" as such term is used in and interpreted under, Article 365(n) of the United States Bankruptcy Code (the "Bankruptcy Code").

13.2 Each party shall have the right to exercise all rights and elections under the Bankruptcy Code with respect to the Generated Intellectual Property, and Background Intellectual Property. Without limiting the generality of the foregoing, each party acknowledges and agrees that, if it becomes subject to any bankruptcy or similar proceeding subject to the other party's rights of election, all rights and licenses granted to the other party under this Agreement shall continue subject to the terms and conditions of this Agreement, and shall not be affected, even by the rejection of this Agreement.

13.3 If a bankruptcy or similar proceeding is commenced during the Term by or against a Party then, unless and until this Agreement is rejected as provided in the Bankruptcy Code, the bankrupt party (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a trustee) shall perform all of the obligations provided in this Agreement to be performed by that Party. If (a) a bankruptcy case is commenced during the Term by or against a party, and (b) this Agreement is rejected as provided in the Bankruptcy Code and (c) the other party elects to retain its rights hereunder as provided in the Bankruptcy Code, then the bankrupt party, subject to the bankruptcy case (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 trustee), shall provide to the other party within thirty (30) days of the filing of the petition for bankruptcy protection copies of all Information necessary for that party to prosecute, maintain, and enjoy its ownership and license rights under the bankrupt party's Background Intellectual Property and Generated Intellectual Property under the terms of this Agreement. All rights, powers, and remedies of the non-bankrupt party provided herein are in addition to and not in substitution for any and all other rights, powers, and remedies now or hereafter existing at law or in equity (including, without limitation, the Bankruptcy Code) in the event of the commencement of a bankruptcy case.

Article 14

Publication

14.1 The Parties acknowledge that inadvertent publication of the results arising under any project under this Agreement may jeopardize patent protection. Notwithstanding the foregoing, the Parties acknowledge the importance of publications. The provisions of this Article 14 are intended to promote and ensure timely publication of results of projects, inventions, Information and/or Raw Data while protecting patent rights and Confidential Information.

14.2 In the event a Party wants to publish or present any or all of the results, inventions, Information and/or Raw Data, it shall submit to the other Party the manuscript, abstract or other proposed publication at least thirty (30) days prior to submission and, in the case of poster boards or other presentations, at least forty-five (45) days prior to the presentation itself (the “Initial Review Period”). The non-publishing Party shall timely review the proposed publication. The non-publishing Party may, together with the publishing Party, revise the manuscript or other proposed publication to ensure protection of the non-publishing Party’s Confidential Information. Upon non-publishing Party’s request, the publishing Party shall delay submission or publication for up to an additional thirty (30) days (the “Supplemental Review Period”) if non-publishing Party deems it reasonably necessary to enable the non-publishing Party or the publishing Party (as the case may be) to apply for patent protection covering any results, inventions, Information and/or Raw Data disclosed in the proposed publication. In exercising its rights under this Article, the non-publishing Party will not unreasonably withhold or delay consent.

Article 15

Miscellaneous

15.1 This Agreement may not be assigned by a Party without the prior written consent of the Other Party (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that, a Party may assign this Agreement to its Affiliate or to a Third Party without such prior written consent as part of a merger, consolidation, sale, or transfer of all or substantially all its assets associated with that portion of its business related to the subject matter of this Agreement, but only if the assignee has or simultaneously acquires all of the necessary rights and other assets to perform such Party’s obligations under this Agreement.

15.2 Nothing herein contained shall constitute a partnership between or joint venture by the Parties hereto or constitute any Party the agent of the other. No Party shall hold itself out contrary to the terms of this Article and no Party shall become liable by any representation, act or omission of the other contrary to the provisions hereof. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not.

15.3 No provision of this Agreement shall be waived unless in writing and signed by all Parties to this Agreement. The waiver of any provision of this Agreement shall not be deemed to be a continuing waiver or the waiver of any other provision of this Agreement.

15.4 If any one or more of the provisions contained in this Agreement, or any application thereof is held to be invalid, illegal, or unenforceable in any respect for any reason, then such invalidity, illegality, or unenforceability shall not affect any other provision hereof or any other application of the affected provision. It is the intention of the Parties that if any provision or application thereof is held to be invalid, illegal, or unenforceable, there shall be substituted in lieu thereof a valid and enforceable provision or application as similar in terms to such provision or application as is possible.

15.5 This Agreement will be construed and enforced in accordance with the laws of the State of New York, United States of America, without regard to any choice or conflict of laws, rule or principle that would result in the application of the laws of any other jurisdiction. The New York State Supreme Court, County of New York, or the United States District Court for the Southern District of New York shall have exclusive jurisdiction to adjudicate any dispute arising in connection with this Agreement and each party hereby consents to such jurisdiction.

15.6 Any captions, Article numbers, and any table of contents appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, explain, or modify the scope or intent of such Articles nor in any way affect this Agreement.

15.7 This Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

15.8 This Agreement and any Exhibits may be modified only by written agreement of the authorized representatives of each party.

15.9 Neither party will be liable for any failure to perform under this Agreement to the extent such failure is caused by any reason beyond the party’s control including the following occurrences: labor disturbances or labor disputes of any kind, accidents, failure of any governmental approval required for full performance, civil disorders or commotions, acts of aggression, cyber incident, floods, earthquakes, acts of God, energy or other conservation measures, explosion, failure to utilities, mechanical breakdowns, material shortages, disease or other such occurrences.

15.10 This Agreement, including any Exhibits, constitutes the entire understandings of the Parties with respect to the subject matter of this Agreement. All prior agreements, whether oral or written, are superseded by this Agreement.

15.11 This Agreement has been negotiated and prepared by the Parties and their respective counsel, and should any provision of this Agreement require judicial interpretation, the court interpreting or construing the provision shall not apply the rule of construction that a document is to be construed more strictly against one party.

15.12 All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the addresses set forth herein.

15.13 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement.

IN WITNESS THEREOF, the Parties, through their authorized officers, have executed this Agreement as of the Effective Date.

LineaRX, Inc.

By:	/s/ James A. Hayward

Name: James Hayward

Title: Chief Executive Officer

Date: September 11, 2018

Takis S.R.L.

By:	/s/ Luigi Aurisicchio

Name:Luigi Aurisicchio

Title: Chief Executive Officer

Date: September 11, 2018

Evvivax S.R.L.

By:	/s/ Luigi Aurisicchio

Name: Luigi Aurisicchio

Title: Chief Executive Officer

Date: September 11, 2018

[Portions of this exhibit have been omitted because the information is both not material and would likely cause competitive harm to the registrant if publicly disclosed. The omissions have been indicated by bracketed asterisks (“[***]”).]

Exhibit A

(Project Plan)

PURPOSE: The scope of this series of studies is to extend the evaluation of PCR products delivered by DNA Electroporation to induce antigen-specific immune responses aiming at achieving therapeutic effects in preclinical models and evaluate potential toxicologic effects. The plan is subdivided in four phases:

PHASE 1: Vaccine Design

[***]

PHASE 2: Rodent Studies

[***]

PHASE 3: Dog Studies

[***]

PHASE 4: Tox Studies

[***]

[Portions of this exhibit have been omitted because the information is both not material and would likely cause competitive harm to the registrant if publicly disclosed. The omissions have been indicated by bracketed asterisks (“[***]”).]

Exhibit B

(Background IP)

LineaRX:

[***]

Takis:

[***]

Evvivax:

[***]

[Portions of this exhibit have been omitted because the information is both not material and would likely cause competitive harm to the registrant if publicly disclosed. The omissions have been indicated by bracketed asterisks (“[***]”).]

FIRST AMENDMENT TO JOINT DEVELOPMENT AGREEMENT

THIS FIRST AMENDMENT TO JOINT DEVELOPMENT AGREEMENT (this "Amendment") is made as of February 3, 2020, by and among LINEARX, INC., a Delaware corporation ("LINEARX") and TAKIS S.R.L. ("TAKIS") and EVVIVAX S.R.L., ("EVVIVAX) both Italian limited liability companies, having a place of business at Via di Castel Romano 100, 00128 Roma, Italy, referred to individually as a "Party" and collectively as "the Parties." .

RECITALS

WHEREAS, the Parties entered into a Joint Development Agreement (the "Agreement") effective September 11, 2018;

WHEREAS, the Parties have been conducting joint development as contemplated by the Agreement and wish to address additional opportunities for joint development as set forth in this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

1.           Definitions. Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.

2.           Amendments.

a.          The fourth WHEREAS clause under Recitals in the Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, the Parties wish to participate in a joint development of DNA-based vaccines comprised of PCR produced linear DNA amplicons, derived from. or incorporating LINEARX's PCR produced linear DNA technologies and TAKIS' and EVVIVAX'S DNA based vaccine candidates for cancer and 2019-nCov;

b.          Section 1.20 of in the Agreement is hereby deleted in its entirety and replaced with the following:

1.20 "TAKIS and EVVIVAX Field" means DNA based cancer vaccines and DNA based vaccines for 2019-nCov, as well as electroporation systems and methodologies relating thereto.

c.          Exhibit A (Project Plan) of the Agreement is hereby amended by adding the following separate additional study to the Project Plan:

[***]

[Portions of this exhibit have been omitted because the information is both not material and would likely cause competitive harm to the registrant if publicly disclosed. The omissions have been indicated by bracketed asterisks (“[***]”).]

(d)         Exhibit B (Background IP) of the Agreement is hereby amended by adding the following to the LineaRx Background IP - Patent Applications:

[***]

(e)         Exhibit B (Background IP) of the Agreement is hereby amended by adding the following to the LineaRx Background IP - Patents:

[***]

(d)         Exhibit B (Background IP) of the Agreement is hereby amended to add the following section:

[***]

3.           Consent. Each Party consents to this Amendment.

4.            Continuation of Agreement. Except as modified by this Amendment, the Agreement shall remain unchanged and continue in full force and effect.

5.            Entire Agreement. This Amendment contains the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings with respect thereto.

6.            Binding Effect. This Amendment shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns.

7.            Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

8.            Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of this Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.            Counterparts; Facsimile or Electronic Transmission. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile or electronic transmission of a scanned copy of a signed counterpart signature page hereto shall be deemed to be an originally executed copy for purposes of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above written.

LineaRX, Inc.

By:	/s/ James A. Hayward

Name:	James Hayward

Title:	Chief Executive Officer

Date:	February 5, 2020

Takis S.R.L.

By:	/s/ Luigi Aurisicchio

Name:	Luigi Aurisicchio

Title:	Chief Executive Officer

Date:	February 5, 2020

Evvivax S.R.L.

By:	/s/ Luigi Aurisicchio

Name:	Luigi Aurisicchio

Title:	Chief Executive Officer

Date:	February 5, 2020